UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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D-Wave Quantum Inc.
(Exact name of registrant as specified in its charter)
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Delaware	88-1068854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2650 East Bayshore Road Palo Alto, California (Address of principal executive offices)	94303 (Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

D-Wave Quantum Inc. (the “Registrant” or the “Company”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Common Stock will trade on Nasdaq under the symbol “QBTS.” The Company expects the listing and trading of the Common Stock on the NYSE to cease at the close of trading on July 24, 2026, and the listing and trading of the Common Stock on Nasdaq to begin at market open on July 27, 2026.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock set forth in the Registrant's Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2022, as updated by description of capital stock contained in Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.

Item 2. Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2026	D-Wave Quantum Inc.

	By:	/s/ Alan Baratz
	Name:	Alan Baratz
	Title:	President & Chief Executive Officer